Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2025

FRANKLIN, Tenn., February 17, 2026 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2025. The Company reported net income for the three months ended December 31, 2025 of approximately $14.4 million, or $0.51 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended December 31, 2025 totaled $0.49 and $0.55 per diluted common share, respectively.

Items Impacting Our Results include:
•During the fourth quarter of 2025, the Company acquired an inpatient rehabilitation facility in Florida upon completion of construction for a purchase price of approximately $28.5 million and cash consideration of approximately $28.5 million. The property was 100.0% leased to a tenant with a lease expiration in 2040 and an expected return of approximately 9.3%. The acquisition was funded with net proceeds from the sale of an inpatient rehabilitation facility in Texas through a like-kind exchange under Section 1031 of the United States Internal Revenue Code.

•During the fourth quarter of 2025, the Company disposed of three buildings, including the inpatient rehabilitation facility in Texas which was used to fund the inpatient rehabilitation acquisition in Florida, received net proceeds in the aggregate of approximately $31.6 million, and recognized a net gain of approximately $12.3 million on the sales. Also, on February 12, 2026, the Company sold the property classified as an asset held for sale at December 31, 2025 and received net proceeds of approximately $5.2 million.

•During the fourth quarter of 2025, the geriatric behavioral hospital operator, a tenant in six of the Company's properties, paid rent and interest totaling $0.2 million. In July 2025, the tenant signed a Letter of Intent (LOI) for the sale of its business to a behavioral healthcare provider. Among other terms and conditions of the sale, the buyer would sign new leases for the six geriatric hospitals owned by the Company. The buyer is finalizing legal and business due diligence, and while the transaction is progressing, the Company cannot provide assurance regarding the specific timing or the ultimate certainty of the closing.

•The Company has five properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $122.5 million. The Company's expected returns on these investments are approximately 9.1% to 9.75%. The Company anticipates closing on one of these properties in the first quarter of 2026 and the remaining properties throughout 2026 and 2027; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•During the fourth quarter of 2025, the Company did not issue any shares under its ATM program.

•On February 12, 2026, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4775 per share. The dividend is payable on March 4, 2026 to stockholders of record on February 23, 2026.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of December 31, 2025, the Company had investments of approximately $1.2 billion in 198 real estate properties (including one property with sales-type leases and one property classified as held for sale). The properties are located in 36 states, totaling approximately 4.5 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, prolonged government shutdown or budgetary reductions or impasses, tariffs and global trade tensions, and/or international conflicts, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	December 31, 2025	December 31, 2024

ASSETS
Real estate properties:
Land and land improvements	$154,673	$149,501
Buildings, improvements, and lease intangibles	1,047,743	996,104
Personal property	813	326
Total real estate properties	1,203,229	1,145,931
Less accumulated depreciation	(280,316)	(242,609)
Total real estate properties, net	922,913	903,322
Cash and cash equivalents	3,340	4,384
Assets held for sale	5,265	6,755
Other assets, net	59,239	78,102
Total assets	$990,757	$992,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$532,199	$485,955
Accounts payable and accrued liabilities	14,925	14,289
Other liabilities, net	14,246	16,354
Total liabilities	561,370	516,598

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 28,471 and 28,242 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	285	282
Additional paid-in capital	717,450	704,524
Cumulative net income	90,777	85,675
Accumulated other comprehensive gain	6,691	17,631
Cumulative dividends	(385,816)	(332,147)
Total stockholders’ equity	429,387	475,965
Total liabilities and stockholders' equity	$990,757	$992,563

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
REVENUES
Rental income	$30,679	$28,983	$121,351	$114,565
Other operating interest	267	315	(156)	1,221
	30,946	29,298	121,195	115,786

EXPENSES
Property operating	6,014	5,485	23,624	22,834
General and administrative (1)	4,778	4,809	25,095	19,058
Depreciation and amortization	10,814	10,797	43,538	42,778
	21,606	21,091	92,257	84,670

OTHER (EXPENSE) INCOME
Gains on the sales of depreciable real estate assets, net of losses and impairments	12,051	14	11,803	(121)
Interest expense	(6,959)	(6,405)	(26,978)	(23,706)
Credit loss reserve	—	—	(8,672)	(11,000)
Deferred income tax expense	(23)	—	(23)	—
Interest and other income, net	19	16	34	530
	5,088	(6,375)	(23,836)	(34,297)
NET INCOME (LOSS)	$14,428	$1,832	$5,102	$(3,181)

NET INCOME (LOSS) PER COMMON SHARE
Net income (loss) per common share - Basic	$0.51	$0.04	$0.08	$(0.23)
Net income (loss) per common share - Diluted	$0.51	$0.04	$0.08	$(0.23)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	26,953	26,682	26,857	26,530
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	26,953	26,682	26,857	26,530
(1) General and administrative expenses for the twelve months ended December 31, 2025, included severance and transition-related expenses totaling $1.3 million related to a termination in 2025. Non-cash stock-based compensation expense for the three and twelve months ended December 31, 2025 totaled $2.6 million and $14.9 million. respectively. Non-cash stock-based compensation expense for the twelve months ended December 31, 2025 included accelerated amortization of $4.6 million related to the termination in 2025. Non-cash stock-based compensation expense for the three and twelve months ended December 31, 2024 totaled $2.6 million and $10.0 million, respectively.

The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,
	2025	2024
Net income	$14,428	$1,832
Real estate depreciation and amortization	10,952	10,927
Gains on the sales of depreciable real estate assets, net of losses and impairments	(12,051)	(14)
Total adjustments	(1,099)	10,913
FFO (1)(2)	$13,329	$12,745
Straight-line rent	(985)	(712)
Stock-based compensation	2,599	2,597
AFFO (1)(2)	$14,943	$14,630
FFO per Common Share-Diluted (1)(2)	$0.49	$0.48
AFFO per Common Share-Diluted (1)(2)	$0.55	$0.55
Weighted Average Common Shares Outstanding-Diluted (2)	27,259	26,786

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share. Restricted stock awards and time-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are dilutive. Performance-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are in-the-money as of the end of the reporting period and are dilutive.

CONTACT: Bill Monroe, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated